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                                                                    EXHIBIT 10.5
                                                                    ------------
                                                                  Execution Copy


            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 27 1999 (this "Amendment"), is by and among GIBSON GREETINGS, INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement described below (each a "Lender" and, collectively, the "Lenders") and BANK ONE, INDIANA, N.A., a national banking association formerly known as NBD Bank, N.A., as agent (in such capacity, the "Agent") for the Lenders.


                                    RECITALS
                                    --------

                  A. The Borrower, the Lenders and the Agent have entered into the Amended and Restated Credit Agreement, dated as of May 11, 1999 (the "Credit Agreement"), pursuant to which the Lenders, subject to the terms and conditions therein set forth, provided to the Company an unsecured revolving credit facility in the aggregate principal amount of $30,000,000.

         B. The Company has informed the Lenders of the following (collectively, the "Known Default"): that during the Company's fiscal quarter ended on or about June 30, 1999, the Company incurred substantial operating losses and elected to write-down inventory in the approximate amount of $21,100,000, both of which resulted in the Interest Coverage (as defined in the Credit Agreement) as of such fiscal quarter-end being significantly lower than is required under the Credit Agreement, and these developments constitute a Material Adverse change (as defined in the Credit Agreement).

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:


                   ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT
                   -----------------------------------------


         Effective upon the date that the conditions precedent set forth in
Article 3 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended as follows:

         1.1 The definition of the term "COMMITMENT AMOUNT" in Section 1.1 is amended and restated in full as follows:

                  "COMMITMENT AMOUNT": as of any date prior to the end of the Review Period and with respect to any Lender, the amount set forth below opposite each such Lender's name:


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                        Lender                             Commitment Amount
                        ------                             -----------------

                  Bank One, Indiana, N.A.                     $  5,000,000

                  Harris Trust and Savings Bank               $  4,000,000

                  Fifth Third Bank                            $  3,000,000

                              Total                           $ 12,000,000
                                                              ------------

         , and as of any date during the portion of the Commitment Period, if any, after the Review Period and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed on Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as all of the same may be adjusted from time to time pursuant to Sections 2.4 and 11.7(c).

         1.2 The definition of the term "COMMITMENT TERMINATION DATE" in Section
1.1 is amended and restated in full as follows:

                  "COMMITMENT TERMINATION DATE": the earlier to occur of (a) the last day of the Review Period or such later date, if any, to which the Borrower and the Required Lenders may agree in writing (and subject to such terms and conditions as the Required Lenders may require) in their sole discretion prior to the end of the Review Period, which later date shall not in any event be later than May 8, 2000, and (b) the date on which the Commitments shall have been terminated in accordance with
         Section 2.4 or Section 9.2. Notwithstanding anything in Section 11.1(a) to the contrary, no reinstatement of the Commitment Period beyond the end of the Review Period but not later than May 8, 2000 with the written consent of the Required Lenders shall be deemed an extension of the Commitment Period as contemplated by Section 11.1(a).

         1.3 The following definition of the term "FIRST AMENDMENT" is added to
Section 1.1 in alphabetical order:

                  "FIRST AMENDMENT": the First Amendment to this Agreement, dated as of July 27, 1999.

         1.4 The following definition of the term "First Amendment Effective Date" is added to Section 1.1 in alphabetical order:

                  "FIRST AMENDMENT EFFECTIVE DATE": the Amendment Date (as defined in the First Amendment).

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         1.5 The definition of the term "LOAN DOCUMENTS" in Section 1.1 is amended and restated in full as follows:

         "LOAN DOCUMENTS": this Agreement, the Notes and the Security Documents.

         1.6 The following definition of the term "REVIEW PERIOD" is added to
Section 1.1 in alphabetical order:


                  "REVIEW PERIOD": the period from and including the First Amendment Effective Date to and including August 27, 1999.

         1.7 The following definitions of the terms "SECURITY AGREEMENT" and "SECURITY DOCUMENTS", respectively are added to Section 1.1 in alphabetical order:

                  "SECURITY AGREEMENT": each Security Agreement entered into by the Borrower and the Domestic Subsidiaries in favor of the Agent for the benefit of the Agent and the Lenders pursuant to this Agreement, in form and substance satisfactory to the Agent, as amended or modified from time to time.

                  "SECURITY DOCUMENTS": collectively, the Pledge Agreement, the Security Agreements and the Subsidiary Guaranty and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Notes and the Loans.

         1.8 The following new Section 2.7 is added to the Credit Agreement immediately following Section 2.6:

         2.7 SECURITY AND COLLATERAL

                  To secure the payment when due of the Notes and all other obligations of the Borrower under this Agreement, the Notes and the other Loan Documents, on or before the First Amendment Effective Date, the Borrower, and each of its Domestic Subsidiaries, if any, shall execute and deliver a Security Agreement granting a first-priority, perfected security interest in all present and future accounts receivable and inventory of the Borrower and such Domestic Subsidiaries and all related assets as described in the Security Agreement. In connection with the foregoing, the Borrower shall deliver, or cause to be delivered, to the Agent, and cause to be completed, the following, in form and substance satisfactory to the Agent:

                           (a) Evidence of the recordation, filing and other
                  action (including payment of any applicable taxes or fees) in such jurisdictions as the Agent may deem necessary or appropriate with respect to the Security Agreement, including the filing of financing statements and similar



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                  documents which the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Agent thereunder, together with Uniform Commercial Code searches in such offices as the Agent may request.

                           (b) Evidence that the casualty and other insurance
                  required pursuant to the Security Agreement is in full force and effect.

                           (c) Such other documents, and completion of such
                  other matters, in connection with the Security Agreement as the Agent may reasonably request.

         1.9 The following sentence is added to the end of Section 3.4(a) of the Credit Agreement:

         Notwithstanding anything in this Agreement to the contrary, during the Review Period, the Advances shall bear interest on the unpaid principal balance thereof at the Alternate Base Rate only, subject to Sections 3.4(b), (c), (d) and (e) below.

         1.10 Subpart (i) of Section 7.7 of the Credit Agreement is relabeled as subpart (j), and the following new subpart (i) is added immediately following subpart (h) of such Section 7.7:

                  (i) As soon as available, and in any event within 15 days after the First Amendment Effective Date, the draft financial statements and covenant compliance ratios for the fiscal quarter of the Borrower ending on or about June 30, 1999, the financial projections by fiscal quarter for the Borrower's 1999 fiscal year, including covenant calculations and a cash budget, and written responses, in form and detail satisfactory to the Lenders, to all questions and other requests for information made by the Lenders or the Agent in connection with the First Amendment or otherwise; and

         1.11 The following new Section 7.17 is added to the Credit Agreement immediately following Section 1.16:

         7.17  ADDITIONAL COLLATERAL; FURTHER ASSURANCES.

         Execute and deliver, and cause each Domestic Subsidiary to execute and deliver, additional Security Documents, promptly and in any event within 30 days after request therefore by the Agent, sufficient to grant to the Agent for the benefit of the Agent and the Lenders liens and security interests in all after-acquired property of the type described in Section 2.7. The Borrower shall notify the Agent, within 10 days after the occurrence thereof, of the acquisition of any such property by the Borrower or any Domestic Subsidiary that is not subject to the existing Security Documents, any person's becoming a Domestic Subsidiary and any other event or condition that may require additional action of any nature in



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         order to preserve the effectiveness and perfected status of the liens and security interests of the Agent with respect to such property pursuant to the Security Documents; and will, and will cause each Domestic Subsidiary to, execute and deliver promptly after request therefor by the Agent, all further instruments and documents and take such further action that be necessary or desirable, or that the Agent may request, in order to give affect to, and to aid the exercise enforcement of the rights and remedies of the Agent under, the Security Documents, including without limitation causing each lessor of real property to the Borrower or any Domestic Subsidiary to execute and deliver to the Agent an agreement in form and substance acceptable to the Agent and duly executed on behalf of such lessor waiving any distraint, liens and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Agent and its representatives to enter such promises in connection therewith.

         1.12 The following sentence is added to the end of Section 8.2 of the Credit Agreement:

         Nothing is this Section 8.2 shall prohibit the Liens in favor of the Agent for the benefit of the Agent and the Banks under the Security Documents.

         1.13 The following new Section 8.13 is added to the Credit Agreement immediately following Section 8.12:

                  8.13 NEGATIVE PLEDGE LIMITATION.

                  Enter into any agreement with any person other than the Lenders pursuant hereto which prohibits or limits the ability of the Borrower or any of its Domestic Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

         1.14 Section 9.1(l) of the Credit Agreement is amended and restated in full as follows:

                  (l) The Subsidiary Guaranty shall cease to be in full force and effect (except as provided in Section 7.16 with respect to Gibson International), or any event of default described in the Subsidiary Guaranty or any other Loan Document shall have occurred and be continuing, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby; or


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                     ARTICLE 2. TEMPORARY WAIVER OF DEFAULT
                     --------------------------------------

         The Borrower has informed the Lenders that the Known Default has occurred and is continuing, and hereby acknowledges that therefor the Lenders are not obligated to make Loans under the Credit Agreement and are entitled to exercise all rights, and remedies available to the Lenders and the Agent with respect to such Known Default. The Borrower has requested that the Lenders temporarily waive the Known Default, and make Loans under the Credit Agreement, as amended by this Amendment, subject to the terms and conditions of the Credit Agreement as so amended, notwithstanding the occurrence of the Known Default, until the Commitment Termination Date or, if earlier, the permanent waiver of such Known Default by the Lenders. Based upon such request, the Lenders hereby temporarily waive the Known Default, provided that upon the occurrence of the Commitment Termination Date (whether before, at or after the end of the Review Period), the Agent and the Lenders shall have all the rights and remedies provided under the Credit Agreement and the other Loan Documents and by law with respect to the Known Default and any other Defaults that may then exist. The Borrower acknowledges that the Lenders and the Agent have no obligation to extend the terms of this temporary waiver.


                        ARTICLE 3. CONDITIONS PRECEDENT
                        -------------------------------

         As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment and the temporary waiver set forth in Article 2 of this Amendment, the Agent shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Agent:

         3.1 This Amendment duly executed on behalf of the Borrower, the Agent and Required the Lenders.

         3.2 The Security Agreement duly executed on behalf of the Borrower and completion of the other matters contemplated by Section 2.7 of the Credit Agreement, as amended by this Amendment.

         3.3 An incumbency certificate, and such documents evidencing necessary corporate action of the Borrower with respect to this Amendment and the transactions contemplated hereby as the Agent may request.

         3.4 Payment to each Lender executing this Amendment of a fee for this Amendment in the amount equal to one-quarter percent (1/4%) of such Lender's Commitment Amount for the Review Period, and payment to the Agent (for its own account) of such fees to which the Agent and the Borrower may agree in connection with this Amendment.

         3.5 Such other documents, and completion of such other matters, as the Agent may reasonably request.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------


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         In order to induce the Lenders and the Agent to enter into this
Amendment, the Borrower represents and warrants that:

         4.1 The execution, delivery and performance by the Borrower of this Amendment and the Security Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borroweror its property is or may be bound or affected.

         4.2 This Amendment is, and the Security Agreement when delivered pursuant hereto will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         4.3 No consent, approval or authorization of or declaration, registration or filing with any governmental or nongovernmental person or entity, including without limitation any creditor, stockholder or lessor of the Borrower, is required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the Security Agreement or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Security Agreement.

         4.4 Excluding the effect of the Known Default, (a) after giving effect to the Amendments contained in Article 1 of this Amendment, the representations and warranties contained in Section 4 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

                            ARTICLE 5. MISCELLANEOUS
                            ------------------------


         5.1 If the Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default. Upon the occurrence of any such Event of Default, any other Event of Default (other than the Known Default) under the Credit Agreement and the other Loan Documents or the Commitment Termination Date (whether before, at or after the end of the Review Period), notwithstanding anything in this Amendment to the contrary, the Agent and the Lenders shall be entitled to exercise any and all rights and remedies available to the Agent and the Lenders under the Credit Agreement and the other Loan Documents and by law and the temporary waiver under
Article 2 shall automatically be terminated and have no further force or effect.

         5.2 All references to the Credit Agreement in any document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.



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         5.3 Subject to the amendments herein provided and the other terms and conditions of this Amendment, the Credit Agreement shall in all respects continue in full force and effect.

         5.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         5.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

         5.6 The Borrower agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

         5.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

         5.8 The Borrower hereby represents and warrants that it is aware of no claims or causes of action against the Agent, the Lenders or any of them. Notwithstanding such representation and warranty, and as further consideration for the agreements set forth in this Amendment, the Borrower, for itself and its successors and assigns, hereby releases the Agent and each Lender, and their respective officers, directors, employees, agents, attorneys, affiliates, subsidiaries, and successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof.

         5.9 Each party hereto, after consulting or having had the opportunity to consult with counsel, knowing, voluntarily, and intentionally waives any right any of them may have to a trial by jury in any litigation based upon or arising out of this Amendment, or any agreement referenced herein or other related instrument or agreement, or any of the transactions contemplated by this Amendment, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by all of them.

         5.10 The Borrower agrees to execute any and all documents reasonably deemed necessary or appropriate by the Agent to carry out the intent of, and/or to implement, this Amendment.

         5.11 This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof. This Amendment is binding on the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any of the provisions of this Amendment are in conflict with any applicable statute or rule or law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.



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         5.12 No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or any Lender's rights and remedies hereunder or under any Loan Document or any other agreement or instrument of the Borrower with or in favor of the Agent and the Lenders; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent and the Lenders under this Amendment or under any Loan Document or any other agreement or instrument of the Borrower with or in favor of the Agent and the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Amendment or under any Loan Document or any other agreement or instrument of the Borrower with or in favor of the Agent and the Lenders or by applicable law to the Agent and the Lenders may be exercised from time to time and as often as may be deemed expedient by the Agent and the Lenders.

         5.13 The parties hereby agree that, in order to secure the Borrower's reimbursement obligations with respect to all outstanding letters of credit issued by Fifth Third Bank ("Fifth Third") for the account of the Borrower, within 10 days after the Amendment Date, the Borrower and each of its Domestic Subsidiaries, if any, shall execute and deliver to Fifth Third a security agreement (or, if elected by the Agent in its sole discretion, the existing Security Documents in favor of the Agent shall be amended) to provide to Fifth Third a perfected security interest in the same collateral as may be provided by the Borrower and such Domestic Subsidiaries from time to time to the Agent for the benefit of the Banks and the Agent to secure the Borrower's obligations under the Credit Agreement, and in connection therewith the Borrower shall provide to Fifth Third such related items as are contemplated by Section 2.7 of the Credit Agreement as amended by this Amendment, PROVIDED that such security interest in favor of Fifth Third shall be subordinate in priority, operation and effect to the security interest in such collateral in favor of the Agent for the benefit of the Banks and the Agent under the Credit Agreement, and the parties shall execute and deliver such subordination/intercreditor agreement, and take such further action, including without limitation the modification of financing statements to reflect such subordination, as the Agent may reasonably deem necessary or desirable in order to give full effect to and further evidence such subordination.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.


                                           GIBSON GREETINGS, INC.


                                           By:   /s/ James T. Wilson
                                              ----------------------------------

                                                Its:   Chief Financial Officer
                                                    ----------------------------



                                           BANK ONE, INDIANA, N.A., in its
                                           capacity as a Lender and in its
                                           capacity as the Agent


                                           By:   /s/ Edward C. Hathaway
                                              ----------------------------------

                                                 Its:   First Vice President
                                                     ---------------------------



                                           HARRIS TRUST AND SAVINGS BANK


                                           By: _________________________________

                                                Its: ___________________________



                                           FIFTH THIRD BANK


                                           By:   /s/ David C. Gordley
                                              ----------------------------------

                                                 Its:   Asst. Vice President
                                                     ---------------------------



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           [First Amendment to Amended and Restated Credit Agreement]